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                        RELEASE AND SETTLEMENT AGREEMENT

        THIS RELEASE AND SETTLEMENT AGREEMENT (the "Agreement") is made and entered on this 20th day of September, 1993 by and between SEQUEL CAPITAL CORPORATION (hereinafter sometimes referred to as "Plaintiff"), and AIRSHIP INTERNATIONAL LTD. ("A.I.L.") and LOUIS J. PEARLMAN ("PEARLMAN") (hereinafter sometimes referred to collectively as "Defendants").

                              W I T N E S S E T H:

        WHEREAS, there is now pending in the United States District Court for the Northern District of Illinois, Eastern Division, a lawsuit entitled Sequel Capital Corporation v. Airship International Ltd. and Louis J. Pearlman, Case No. 92 C 7794 (hereinafter referred to as the "Lawsuit");

        WHEREAS, Plaintiff claims in the Lawsuit that Defendants A.I.L. and Pearlman breached an alleged Leaseback Agreement, Loan Agreement and Aircraft Mortgage with Plaintiff;

        WHEREAS, Plaintiff initially also brought this action against Anheuser-Busch Companies, Inc. ("Anheuser-Busch"), claiming that certain payments due under an agreement between A.I.L. and Anheuser-Busch should have been paid to Plaintiff;

        WHEREAS, Defendants deny the allegations asserted against each of them in the Lawsuit;











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        WHEREAS, the Plaintiff and each Defendant have agreed to fully settle and compromise all claims and issues that have been asserted or which can be asserted by the Plaintiff in the Lawsuit;

        NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein and of other good and valuable consideration, the sufficiency of which is admitted, the parties agree as follows:

         1. Defendants shall pay to Plaintiff the sum of Three Hundred Eighty-Six Thousand Dollars and No/100 ($386,000.00) by wire transfer no later than Monday, September 20, 1993.

        2. Plaintiff acknowledges that all principal, interest, attorneys, fees and other costs due under the Loan Agreement and Promissory Note, dated October 14, 1992, have been paid in full and that it has released the Guaranty dated October 14, 1992 previously given by Louis J. Pearlman.

        3. For and in consideration of the payments described immediately above, and specifically conditioned on the making of said payment on or before October 20, 1993, and other good and valuable consideration, Plaintiff Sequel Capital Corporation releases and forever discharges Defendant, Airship International Ltd. and Anheuser-Busch Companies, Inc. (previously dismissed as a defendant in this action), their respective officers, directors, employees, attorneys, assigns and agents, parents, subsidiaries and affiliated entities, and Louis J. Pearlman, his heirs, devisees, agents, attorneys, successors and assigns, from any and all claims, debts, damages, dues, obligations, demands, actions or causes of action of every kind and nature, at law or in equity, whether known or unknown to Plaintiff at the present time,



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 which Plaintiff has or claims to have or which may hereinafter accrue against
 Airship International Ltd. and/or Anheuser-Busch Companies, Inc., and each of their respective officers, directors, employees, attorneys, assigns and agents, parents, subsidiaries and affiliated entities, and Louis J. Pearlman, his heirs, devisees, agents, attorneys, successors and assigns, arising from or growing out of any incident or event or by reason of any act done or omitted to be done by A.I.L., Anheuser-Busch and/or Pearlman prior to the date of this Agreement, including but without limiting the generality of the foregoing, all claims, demands, debts, dues, actions or causes of action and obligations, of every kind or nature for all known or unknown injuries, damages or losses arising from or growing out of the transactions alleged in the Lawsuit, including the alleged Lease Agreement, the Loan Agreement and Promissory Note dated October 14, 1992, and the Guaranty by Louis J. Pearlman, dated October 14, 1992.

        4. For and in consideration of the promises herein, and other good and valuation consideration, Defendants Airship International Ltd. and Louis J. Pearlman release and forever discharge Plaintiff Sequel Capital Corporation, its respective officers, directors, employees, attorneys, assigns and agents, parents, subsidiaries and affiliated entities, from any and all claims, debts, damages, dues, obligations, demands, actions or causes of action of every kind and nature, at law or in equity, whether known or unknown to Defendants at the present time, which Defendants have or claim to have or which may hereinafter accrue against Sequel Capital Corporation and each of its respective officers, directors, employees, attorneys, assigns and agents, parents, subsidiaries and affiliated entities, arising from or growing out of any incident or event or by reason of any act done or omitted to be done by Sequel prior to the date of this Agreement, including but without limiting the generality of the foregoing, all claims, demands,


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 debts, dues, actions or causes of action and obligations, of every kind or nature for all known or unknown injuries, damages or losses arising from or growing out of the transactions alleged in the Lawsuit, including the alleged Lease Agreement, the Loan Agreement and Promissory Note dated October 14, 1992, and the Guaranty by Louis J. Pearlman, dated October 14, 1992.

        5. The making of this Agreement is not an admission of any liability or wrongdoing on the part of Defendants and, in fact, Defendants expressly deny any liability or wrongdoing in any manner contrary to statutory or common law. Plaintiff agrees that the fact of this Settlement and its terms will be kept confidential and will not be disclosed in any manner or to any person without the written consent of each of the Defendants, except as may be required by law.
        6. Plaintiff shall join with Defendants in filing a joint motion to vacate the judgment entered against the Defendants on July 27, 1993 on the grounds that all matters have been settled and compromised, prior to resolution of post-trial motions and appeal. Plaintiff shall indicate its support of this motion to the Court, but shall not be obligated to prepare any pleadings or take other actions in addition thereto, except as may reasonably be requested by Defendants. All out-of-pocket costs reasonably sustained by Plaintiff in compliance with this paragraph shall be reimbursed by Defendants promptly upon request.


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        7. Plaintiff shall cause the pending Lawsuit to be dismissed against
 Defendants with prejudice, apart from the $6,375.35 claimed in Plaintiff Is Bill of Costs which Defendants have agreed to pay by wire transfer within 48 hours, each party to bear its own costs and attorneys' fees.

        8. Plaintiff Sequel Capital Corporation will cause to be done, executed, acknowledged and delivered all and every such further releases, acts, conveyances and assurances as any Defendant shall reasonably require for accomplishing the purposes of this Release and Settlement Agreement, and that certain Receipt and Release of Indebtedness previously executed and delivered by Plaintiff to Airship International Ltd. and Louis J. Pearlman in April, 1993 with respect to the Promissory Note and Loan Agreement, each dated October 14, 1992. All out-of-pocket costs reasonably sustained by Plaintiff in compliance with this Paragraph shall be reimbursed by Defendants promptly upon request.

        9. This Agreement and the performance hereunder shall be governed by the laws of the State of Illinois.

        10. This Agreement and each of its provisions shall bind and inure to the benefit of the parties hereto and their respective officers, directors, agents, employees, heirs, successors transferees and assigns.


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        11. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties, hereby execute this Agreement on the day and year indicated below.


 SEQUEL CAPITAL CORPORATION               AIRSHIP INTERNATIONAL LTD.,


 By: /s/ HARVEY KINZELBERG                By:    /s/ LOUIS J. PEARLMAN
    ________________________________            _______________________________
    Harvey Kinzelberg                     Title: President
    President                                   _______________________________
 Date: September 20, 1993                 Date:  September 20, 1993
    ________________________________            _______________________________


 APPROVED:                                       /s/ LOUIS J. PEARLMAN
                                                _______________________________
                                                Louis J. Pearlman
/s/ HOWARD C. EMMERMAN                    Date: September 20, 1993
__________________________________              -------------------------------
 Howard C. Emmerman
 Its Attorney                             APPROVED:
                                            /s/ TAMI J. REDING-BRUBAKER
                                          ______________________________________
                                          Tami J. Reding-Brubaker
                                          Their Attorney


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